Exhibit H(2)

Appendix A

As of November 15, 2010, this Appendix A forms a part of the Amended, Restated and Consolidated Transfer Agency and Service Agreement dated as of January 1, 2008 (the “Consolidated Agreement”) between State Street Bank and Trust Company, the MassMutual Premier Funds, MassMutual Select Funds and Massachusetts Mutual Life Insurance Company. As of November 15, 2010, this Appendix A supercedes any previous versions of said Appendix.

Series or Portfolios

Portfolios	Classes

MassMutual Premier Funds	A,Y,S,L,N

MassMutual Premier Balanced Fund

MassMutual Premier Capital Appreciation Fund

MassMutual Premier Core Bond Fund

MassMutual Premier Discovery Value Fund

MassMutual Premier Diversified Bond Fund

MassMutual Premier Enhanced Index Core Equity Fund

MassMutual Premier Enhanced Index Growth Fund

MassMutual Premier Enhanced Index Value Fund

MassMutual Premier Focused International Fund

MassMutual Premier Global Fund

MassMutual Premier High Yield Fund

MassMutual Premier Inflation-Protected and Income Fund

MassMutual Premier International Bond Fund

MassMutual Premier International Equity Fund

MassMutual Premier Main Street Fund

MassMutual Premier Main Street Small Cap Fund

MassMutual Premier Money Market Fund	no Class L

MassMutual Premier Short-Duration Bond Fund

MassMutual Premier Small Company Opportunities Fund

MassMutual Premier Strategic Emerging Markets Fund

MassMutual Premier Value Fund

MassMutual Select Funds	A,Y,S,L,N

MassMutual Select Aggressive Growth Fund

MassMutual Select Blue Chip Growth Fund

MassMutual Select Core Opportunities Fund

MassMutual Select Destination Retirement 2010 Fund

MassMutual Select Destination Retirement 2015 Fund

MassMutual Select Destination Retirement 2020 Fund

MassMutual Select Destination Retirement 2025 Fund

MassMutual Select Destination Retirement 2030 Fund

MassMutual Select Destination Retirement 2035 Fund

MassMutual Select Destination Retirement 2040 Fund

MassMutual Select Destination Retirement 2045 Fund

MassMutual Select Destination Retirement 2050 Fund

MassMutual Select Destination Retirement Income Fund

MassMutual Select Diversified International Fund

MassMutual Select Diversified Value Fund

MassMutual Select Focused Value Fund	Class Z also

MassMutual Select Fundamental Value Fund	Class Z also

MassMutual Select Global Allocation Fund

MassMutual Select Indexed Equity Fund	Class Z also

MassMutual Select Large Cap Growth Fund

MassMutual Select Large Cap Value Fund

MassMutual Select Mid Cap Growth Equity Fund

MassMutual Select Mid Cap Growth Equity II Fund	Class Z also

MassMutual Select Mid-Cap Value Fund

MassMutual Select NASDAQ-100® Fund

MassMutual Select Overseas Fund	Class Z also

MassMutual Select PIMCO Total Return Fund	Class Z also

MassMutual Select Small Cap Growth Equity Fund	Class Z also

MassMutual Select Small Cap Value Equity Fund

MassMutual Select Small Company Growth Fund

MassMutual Select Small Company Value Fund	Class Z also

MassMutual Select Strategic Balanced Fund

MassMutual Select Strategic Bond Fund

MassMutual Select Value Equity Fund

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/S/ ERIC WIETSMA
Name:	Eric Wietsma
Title:	Senior Vice President

MASSMUTUAL PREMIER FUNDS

By:	/S/ NICHOLAS PALMERINO
Name:	Nicholas Palmerino
Title:	CFO and Treasurer

MASSMUTUAL SELECT FUNDS

By:	/S/ NICHOLAS PALMERINO
Name:	Nicholas Palmerino
Title:	CFO and Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/S/ MICHAEL F. ROGERS
Name:	Michael F. Rogers
Title:	Executive Vice President